                                                                       Exhibit F


Antwerpse Diamantbank NV                                                  [LOGO]


Confidential                                Antwerpen, 12th October 2001


                                            LAZARE KAPLAN INTERNATIONAL INC.
                                            529 Fifth Avenue
                                            NEW YORK (NY) 10017
                                            USA

This letter replaces our confirmation letter dated 7th June, 2001 and also our addendum to that letter dated 7th June, 2001.

Dear Sirs

Referring to our recent conversations we have the pleasure to confirm that our Bank is willing to continue the existing bank relation and credits, with retention of the existing guarantees and collaterals, without debt novation and subject to the modalities and conditions as stipulated here below.

1. Amount
   An uncommitted credit of a counter value of maximum 25.000.000 US$ (twenty five million US dollars). Drawings will only be permitted in US dollars and Belgian Francs.

2. Utilization forms and modalities
   In principle the aforesaid credit is only to be utilized for overdrafts in current accounts. Utilization, other than overdrafts in current accounts (e.g. straight loans, discount, bank guarantees issued by us, forward contracts, ...), as well as utilization not directly connected to your diamond activities, always requires a preliminary and explicit consent of our Bank.

3. Interest conditions
   With regard to the overdrafts in current accounts, following interests and provisions will be charged: debit interest: for utilization in BEF: floating base rate BEF-ADB (presently 5,60% per annum) increased with 1,50% per annum; for utilization in US$: Libor US$ fixing 3 months increased with 1,60% per annum.

   Base rate-ADB equals the per annum rate of interest announced by the Bank from time to time at its head office in Antwerp.

   Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.

   With regard to possible other utilization (cf. supra) the debit interest and/or commission will be fixed the moment these utilization are authorized.

   For possible overdrawing of credit facilities (cf. article 6 of our General Credit Granting Conditions) the Bank has the right to increase aforesaid conditions with maximum 0,5% per annum.


--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22
                                                                             p 2



                                            Antwerpen, 12th October 2001

                                            LAZARE KAPLAN INTERNATIONAL INC.
                                            529 Fifth Avenue
                                            NEW YORK (NY) 10017
                                            USA

4. General Conditions
   The granting of this credit is governed by our General Conditions for Banking Operations(1) and by our General Credit Granting Conditions(2) of which you already received a copy and to which you already explicitly agreed and enclosed addendum dated 5th October, 2001. As far as necessary the acceptance of this credit reconfirms your agreement with said General Conditions. We stipulate further that the credit granted by our Bank implies that you will at least once a year provide us with a full insight information on your financial structure and that you will offer no personal guarantees and/or collateral to any other financial institution or to any third party without the preliminary and written consent of our Bank, except as for the stipulations in your letter dated 8th September, 1999 regarding the existing credit facilities and except as for possible limitations resulting from point 5 of the 'Sixth Amendment and Agreement to Loan Agreement' of November 2000 between Lazare Kaplan Inc., Fleet Bank N.A. and Bank Leumi U.S.A.

   Without prejudice to the foregoing, personal guarantees or collateral covering a credit or granted, for whatever reason, to other financial institutions or to third parties will, in all instances also have to be granted to the Bank in proportion to the credit granted by the latter.

5. Guarantees and Commitments
   As guarantee for all amounts you are or will be due to our Bank in view of this credit, following guarantees are granted in favor of our Bank:
   - a several and indivisible corporate guarantee of LAZARE KAPLAN EUROPE INC., for the total engagements

   - a several and indivisible corporate guarantee of LAZARE KAPLAN BELGIUM NV, for the total engagements

   - a several and indivisible corporate guarantee of LAZARE KAPLAN GHANA LTD., for the total engagements

   - a several and indivisible corporate guarantee of LAZARE KAPLAN AFRICA INC., for the total engagements

   - a several and indivisible corporate guarantee of LAZARE KAPLAN JAPAN INC., for the total engagements


   Moreover you commit yourself to hand over to us the following information on a regular basis:

   - yearly audited Financial Statements (consolidated figures)

   - quarterly Financial Statements (consolidated figures)

   - monthly a detailed list of outstanding receivables (consolidated figures)

   - monthly overview debit positions other banks (consolidated figures)

   - monthly total receivables figure for the group Lazare Kaplan on consolidated basis and durably to meet the following conditions:

   - unless prior written notice to the Bank, your business offices should be maintained at the present address and your certificate of incorporation and/or by-laws are to remain unchanged

   - ratio of Senior Debt (only bank debt) to Tangible Net Worth at not more than 1.50:1







-----------------------
(1) Registered in Antwerp 10, five page, no forwarding, part 540 page 81 section 13 on 2nd November 2000.

(2) Registered in Antwerp 10, three page, no forwarding, part 535 page 2 section 26 on 11th March 1999.

--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22
                                                                             p 3

                                         Antwerpen, 12th October 2001

                                         LAZARE KAPLAN INTERNATIONAL INC.
                                         529 Fifth Avenue
                                         NEW YORK (NY) 10017
                                         USA

     -- Working Capital should be minimum 80 million US$ (Working Capital =
        Current Assets - Current Liabilities)

        o Current Assets = as determined in accordance with GAAP, consistently applied (1)

        o Current Liabilities = as determined in accordance with GAAP, consistently applied, except that Current Liabilities shall not include the notes payable to Fleet Bank and Bank Leumi and amounts due pursuant to the Neumark Settlement to the extent required to be paid within one year, and any portion of any other committed bank debt unless (and only to the extent) such amount is required to be repaid within nine months of such date of determination

     -- all information given by you to your American bankers related to the observance of the covenants imposed by them is to be given simultaneously to our Bank

     Additional or complementary collateral which we would obtain (cf. art. 15 of our aforesaid General Credit Granting Conditions) will also be registered on a subdivision of your basic number in our books.

For the sake of good order we remind you that the credit facility described herein is not a committed facility: no commitment fee will be charged, but we may terminate the credit facility at any time and for any reason, even though you may have complied with all of the terms and conditions enumerated herein.

Unless your agreement, the above-mentioned credit proposal is only valid during two weeks; we therefore kindly request you to confirm your agreement with the contents of the present letter by returning to us within 15 days the attached copy of this letter, signed by your legal representatives, under your company's seal and hand-written statement 'seen and approved'.

                               Yours faithfully,


                                      Yves Mertens                          Willy Laermans
LAZARE KAPLAN INTERNATIONAL INC.      Yves Mertens                          Willy Laeremans
        CORPORATE SEAL                Credit Division                       Credit Division
             1972                     Vice President                      Senior Vice President
           DELAWARE

                                      Seen and approved                     Seen and approved
                                          Leon [ILLEGIBLE]              William H. [ILLEGIBLE]
                                          President                      Vice President & C.F.O.
                                Lazare Kaplan International Inc.     Lazare Kaplan International Inc.

(1) including inventory and receivables


--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22

                                                                   [LOGO]

Antwerpse Diamantbank NV

Confidential                                Antwerpen, 12th October 2001

                                            LAZARE KAPLAN INTERNATIONAL INC.
                                            529 Fifth Avenue
                                            NEW YORK (NY) 10017
                                            USA

       Addendum to our credit confirmation letter dated 12th October, 2001


Dear Sirs

Referring to our recent conversations concerning your credit facility, our Bank is willing to provide the following modifications to the General Conditions for Banking Operations and the General Credit Granting Conditions related to your credit.

1. General Conditions for Banking Operations

   Article 29bis
   Not applicable.

   Article 34
   The adaptations as set forth here below of article 10 and article 12 of our General Credit Granting Conditions are also applicable on this article.

2. General Credit Granting Conditions

   Article 7, paragraph 1, 3rd sentence
   This clause does not undermine the, agreed upon, interest rate as set forth in the loan documentation.

   Article 10
   The stipulated notice period of one month is extended to two months.

   Article 12
     Paragraph 2 (point 1)
     The reference to inaccurate or incomplete information is limited by 'in any material respect'.

     Paragraph 5 (point 4)
     Non payment of preferred creditors refers to non payments of 'material claims' of such creditors

     Paragraph 9 (point 8)
     We confirm that this clause refers to acceleration of debts owed to
     (an)other financial institution(s) prior to their normal due date.

   Article 13, paragraph 1
   Following the word 'information' insert 'reasonable'.

   Article 13, paragraph 2
   Following the word 'documentation' insert 'reasonable' and following the word 'lend' please insert 'reasonable'.

   Article 15, paragraph 1
   Following the phrase 'to the extent' insert 'reasonably requested by it'.

   Article 16 (last full line)
   Insert 'reasonably' before 'regarded by the Bank as acceptable'.

   Article 22, paragraph 1 (last sentence)
   Insert 'in a material respect' after the words 'the same obligations'.

   Article 22, paragraph 2 (last sentence)
   Insert 'in a material respect' after the word 'grant'.

   Article 22, last paragraph
   Not applicable.

--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22